EXHIBIT 23.1

Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement to Form S-1 of Co- Diagnostics, Inc. of our report dated March 30, 2017, relating to our audit of the December 31, 2016 and 2015 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Salt Lake City, Utah

April 28, 2017